CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Amendment No. 5 to Form SB-2 on Form S-1 of our report dated October 20, 2005, except for Note 20 paragraphs 1 and 2 which is as of October 25, 2005, relating to the financial statements of Ronco Corporation as of June 30, 2005 and for the one day ended June 30, 2005 (date of acquisition), which appears in such Prospectus.

Furthermore, we hereby consent to the use in the Prospectus constituting part of the Registration Statement on Amendment No. 5 to Form SB-2 on Form S-1 of our report dated October 20, 2005, relating to the combined financial statements of Ronco Inventions, LLC and Affiliated Companies, as of September 30, 2004 and for the nine months ended June 29, 2005 and September 30, 2004, which appears in such Prospectus.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Mahoney Cohen & Company, CPA, P.C.

Mahoney Cohen & Company, CPA, P.C.
New York, New York

March 21, 2006